Ex 10.1
Investment Agreement
     This Investment Agreement (the “Agreement”) is entered into on this 2nd day of September 2011 by and between TBX Resources, Inc., a Texas corporation (“TBX”) and LoneStar Income and Growth, LLC, a Texas limited liability company (“LoneStar”).
     WHEREAS, TBX is interested in acquiring additional capital; and
     WHEREAS, LoneStar is willing to make a substantial investment in TBX upon certain terms and conditions contained in this Agreement.
     NOW THEREFORE, in consideration of the mutual promises herein contained and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Investment Desired. TBX desires to acquire additional capital in an amount up to five million five hundred thousand dollars ($5,500,000) for the purpose of creating sufficient working capital for TBX to primarily fund the acquisition of a majority (51%) membership interest in Frontier Income and Growth, LLC (“Frontier”), a salt water transportation and disposal company.
     2. Investment by LoneStar. LoneStar is willing to invest up to five million five hundred thousand dollars ($5,500,000) in TBX upon (i) TBX’s execution of a subscription agreement with Frontier whereby TBX will have the contractual right to acquire fifty-one percent (51%) of the membership interests of Frontier and (ii) the issuance of certain preferred stock in an amount and with the attributes described in Section 3 below. A copy of the subscription agreement to be entered into by and between TBX and Frontier is attached hereto as Exhibit “A”.
     3. Preferred Stock to be Issued by TBX. TBX has authorized the issuance of up to two million seven hundred and fifty thousand shares of its preferred stock which it has designated as the 2011 Series A 8% Preferred Stock (the “Shares”) with the following attributes:
          a) TBX will pay an annual dividend of eight percent (8%) on the principal value ($2.00) of each share beginning upon the date of issuance of the preferred stock.
          b) Beginning twelve (12) months from the date of issuance, each share of preferred stock is convertible at the request of either the stockholder or TBX into two (2) shares of common stock of TBX and two (2) warrants that will allow the holder to acquire one additional share of TBX common stock for each warrant at the purchase price of $3.50 per share. The warrants may be exercised in whole or in part at any time within three (3) years from the issue date of the warrant.
     4. Purchase of Preferred. It is hereby agreed that LoneStar need not purchase the Shares in all one block at the same time but may purchase the Shares in increments of $200,000 or more. However, it is understood and agreed that TBX will utilize the funds it receives from the Shares for the acquisition of 51% Frontier first and for other corporate purposes secondly.
     5. Conflict of Interest. The parties understand that each of the parties is represented by the same law firm, Kane Russell Coleman & Logan PC and that such dual representation is a conflict of interest. The parties hereby mutually waive any such conflict of interest and hereby warrant that the terms of this Agreement were negotiated directly by the parties and that Kane Russell Coleman & Logan PC, and specifically one of its attorneys, Craig G. Ongley, has acted solely as a scrivener for this Agreement.
     6. Amendments; Waivers. This Agreement or any part hereof, or any exhibits or any addenda attached hereto, may be amended or modified, or additional provisions may be added by written agreement signed by or on behalf of all the parties hereto.

     No amendments or waiver of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.
     7. Assignment. Assignment by any of the parties to this Agreement of any right, obligation or duty, in whole or in part, or any other interest hereunder, is prohibited.
     8. Notices. Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by expedited delivery service or by certified or registered mail, return receipt requested, or by first-class mail, postage prepaid, or sent by prepaid facsimile or telex to the parties at their addresses set forth below. Any notice shall be deemed to have been given at the time of personal delivery or upon transmission in the case of facsimile or telex, or one (1) business day after the date and time of mailing in the case of expedited delivery service, or three (3) business days after the date and time of mailing in the case of registered or certified mail.

If to TBX:	TBX Resources, Inc.
3030 LBJ Freeway, Suite 1320, LB 47
Dallas, Texas 75234
Attn: Tim Burroughs

If to LoneStar:	LoneStar Income and Growth LLC
c/o LoneStar Income Management Group LLC,
Managing Member
15455 North Dallas Parkway, Suite 240
Attn: Cathy DeWitt
     9. Remedies Cumulative. Each right and remedy of any party as provided for in this Agreement, or now or hereafter existing under applicable laws or otherwise, shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for in this Agreement, or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by any party of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by any party of any or all such other rights or remedies.
     10. Acknowledgments. Each of the parties signatory to this Agreement represents and acknowledges and, as to each such party affirmed, that the following statements are true and correct and are factually accurate in all respects.
     Prior to the execution of this Agreement, each party signatory hereto has carefully read and fully understood all the provisions of this Agreement; each such party has consulted with or alternatively has had the opportunity to consult with their respective attorney concerning the terms and conditions of this Agreement; each such party has had a full and complete opportunity to participate in the drafting of this Agreement; and each such party to this Agreement is voluntarily entering into this Agreement.
     Each party signatory to this Agreement agrees that there shall be no interpretation or construction of this Agreement, or any defense asserted with respect thereto, which is based upon the fact that any of the parties signatory hereto was responsible for drafting all or any portion of this Agreement.
     Each party signatory to this Agreement has the authority to execute this Agreement including, without limitation, their signature made in any representative capacity on behalf of a party signatory hereto.

     Each party signatory to this Agreement declares, warrants and represents that no promise, inducement or agreement not herein expressed has been made to such party, and that the terms of this Agreement, including all recitals, are contractual and not merely a recital.
     11. Severability. In the event any part, term or provision of this Agreement is declared or determined to be illegal or invalid by any court of competent jurisdiction, the validity of the remaining parts, terms and conditions shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be contained in this Agreement.
     12. Binding Effect. This Agreement constitutes the final and binding understanding between and among all parties signatory hereto, and all provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of each party. Each party agrees for himself and his heirs, executors, administrators, personal representatives, successors and assigns to execute any instruments in writing which may be necessary and proper in carrying out the purposes of this Agreement.
     13. Headings. The paragraph and subparagraph headings in this Agreement are included herein for convenience of reference only, and they shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
     14. Arbitration. Unless otherwise prohibited by Texas law, should any controversy arise between the parties concerning this Agreement, the interpretation thereof, the terms and provisions thereof, and/or the rights and duties of any party, the controversy shall be settled solely by arbitration.
     The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be settled by arbitration in Dallas County, Texas, before and in accordance with the then-existing commercial arbitration rules of, the American Arbitration Association including any provisions for a fast track resolution. The decision of the AAA arbitrator shall be final and binding on the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, this Section shall not preclude either party from seeking temporary, provisional, or injunctive relief from any court. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorney’s fees, to be paid by the party against whom enforcement is ordered.
     15. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Texas, and the construction, interpretation or performance of this Agreement and all transactions hereunder shall be governed by the laws of the State of Texas.
     16. Counterparts. This Agreement may be executed in multiple counterparts, and each shall be deemed to be an original.
     17. Entire Agreement. This Agreement, including any exhibits or addenda hereto, and any written amendments hereto, constitute the entire and exclusive Agreement between the parties and supersedes any prior or contemporaneous agreements, representations or statements, no matter whether written or oral.
     18. Independent Parties. Each party to this Agreement is independent from the other. Nothing in this Agreement is intended by the parties or be interpreted to create a joint enterprise or partnership between the parties hereto.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives and to be effective as of the date first above written.

TBX Resources, Inc.		LoneStar Income and Growth, LLC

By:	/s/ Tim Burroughs	By:	/s/ Cathey DeWitt

Its:	CEO	Its:	President of Manager